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                                November 12, 1999



Board of Directors
Austin Funding.com Corporation
823 Congress Avenue
Suite 515
Austin, Texas  78701

         Re:  Austin Funding.com Corporation

Gentlemen:

         We have acted as counsel to Austin Funding.com Corporation (the "Corporation") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form 10-SB under the Securities Act of 1933, as amended, relating to the registration of common stock of the Corporation and the Corporation's 8% Secured Subordinated Debentures (the "Debentures").

         As counsel to the Corporation, we have examined the Amended and Restated Articles of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Corporation to issue and sell up to $10,000,000 of 8% secured subordinated debentures due 2015 of the Corporation (the "Debentures"). In addition, we have examined a copy of the Corporation's Registration Statement on Form SB-2, of which this opinion is an exhibit (the "Registration Statement"), and that certain Indenture between the Corporation and Norwest Bank Texas, N.A., as Trustee, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939.



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Board of Directors
Austin Funding.com Corporation
November 12, 1999
Page 2

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Debentures, when issued, will have been validly issued and will be binding obligations of the Corporation.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                       Very truly yours,

                                       SELMAN & MUNSON, P.C.


                                       By:
                                           -------------------------------------
                                           Jack A. Selman, President